Exhibit 10.1

AMENDMENT NO. 1 TO

SECOND AMENDED AND RESTATED ADVISORY AGREEMENT

This AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED ADVISORY AGREEMENT (this “Amendment”) is entered into as of July 25, 2019 (“Effective Date”), by and among Healthcare Trust, Inc. (the “Company”), Healthcare Trust Operating Partnership, L.P. (the “Operating Partnership”) and Healthcare Trust Advisors, LLC (the “Advisor”).

RECITALS

WHEREAS, the Company, the Operating Partnership and the Advisor entered into that certain Second Amended and Restated Advisory Agreement, dated as of February 17, 2017 (the “Advisory Agreement”);

WHEREAS, the parties desire to amend a certain provision of the Advisory Agreement; and

WHEREAS, the independent directors of the Board, the Company and the Operating Partnership have approved the amendment.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendment to Section 11(a)(xiii) of the Advisory Agreement. Section 11(a)(xiii) of the Advisory Agreement is hereby amended by inserting:

a.       after “such services” and before “;” the following:

“which, for the avoidance of doubt, shall include the Company’s chief executive officer, president, chief financial officer, secretary and treasurer”; and

b.       before “; and” the following

“provided further that, the aggregate amount of expenses relating to salaries, wages and benefits (which, for the avoidance of doubt excludes expenses related to overhead, travel, conferences and related expenses) that the Company shall be required to reimburse pursuant to this Section 11(a)(xiii) for any fiscal year shall not exceed the Capped Reimbursement Amount. For these purposes, the “Capped Reimbursement Amount” for any fiscal year shall be the greater of (a) $6,800,000 (the “Fixed Component”) and (b) the Variable Component as calculated pursuant to the next sentence. The Variable Component for any fiscal year shall be (i) the sum of the total real estate investments, at cost as recorded on the balance sheet dated as of the last day of each fiscal quarter (the “Real Estate Cost”) in such year divided by four (4), which amount shall be (ii) multiplied by 0.29%. Each of the Fixed Component and the Variable Component of the Capped Reimbursement Amount shall also be increased by an annual cost of living adjustment equal to such portion of the Capped Reimbursement Amount (as determined above) multiplied by the greater of (x) 3.0% and (y) the CPI for the prior year ended December 31st. For these purposes, CPI shall be calculated by reference to the United States Department of Labor’s Bureau of Labor Statistics Consumer Price Index, All Urban Consumer Price Index, New York-Newark-Jersey City with reference date (1982-1984) that equals 100.0 or the successor of this index. Notwithstanding anything to the contrary herein, (a) in no event shall the Advisor or its affiliates be entitled to reimbursement for the salary, wages or benefits of any person who is a partner, member or equity owner of the Sponsor and (b) in the event of a board instructed reduction in the Real Estate Cost by 25% or more, in one or a series of related dispositions in which the proceeds of such disposition(s) are not reinvested in Investments, then within twelve (12) months following the closing of such disposition(s) the Advisor and the Company will enter into good faith negotiations to reset the Fixed Component, provided that if the proceeds of such disposition(s) are paid to shareholders as a special distribution or used to repay Loans with no intent of subsequently re-financing and re-investing the proceeds thereof in Investments, the Advisor and the Company will enter into good faith negotiations to reset the Fixed Component within ninety (90) days thereof, in each case taking into account reasonable projections of reimbursable costs in light of the reduced assets of the Company.

2.	Miscellaneous. Except as expressly modified by this Amendment, the terms, covenants and conditions of the Advisory Agreement shall remain in full force and effect. Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to such terms in the Advisory Agreement. Signatures on this Amendment which are transmitted electronically shall be valid for all purposes, however any party shall deliver an original signature of this Amendment to the other party upon request.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this agreement as of the date first set forth above.

HEALTHCARE TRUST, INC.

By:	/s/ Edward M. Weil, Jr.
Name:	Edward M. Weil, Jr.
Title:	Chief Executive Officer and President

HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P.

By: Healthcare Trust, Inc., its general partner

By:	/s/ Edward M. Weil, Jr.
Name:	Edward M. Weil, Jr.
Title:	Chief Executive Officer and President

HEALTHCARE TRUST ADVISORS, LLC

By: Healthcare Trust Special Limited Partner, LLC, its sole member

By: AR Global Investments, LLC, its sole member

By:	/s/ Michael R. Anderson
Name:	Michael R. Anderson
Title:	Authorized Signatory